EXHIBIT INDEX

(b)       By-laws as amended Jan. 11, 2001.

(c) Purchase Agreement dated July 14, 2000 between Growth Trust and American Express Financial Corporation.

(d)(3) Amendment to the Investment Management Services Agreement between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Corporation, dated March 9, 1999.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2001.